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                                                                       Exhibit 4

                  THIRD RESTATED REGISTRATION RIGHTS AGREEMENT

         Agreement dated as of the 22nd day of May, 2000 by and among Lionbridge Technologies, Inc., a Delaware corporation formerly known as Lionbridge Technologies Holdings, Inc. (the "COMPANY"), each of the other parties listed on SCHEDULE A hereto (individually, a "PRIOR INVESTOR" and collectively, the "PRIOR INVESTORS"), Capital Resource Lenders III, L.P. and CRP Investment Partners III, LLC (collectively "CRL"), Morgan Stanley Venture Capital Fund II Annex, L.P. and Morgan Stanley Venture Investors Annex, L.P. (collectively, "MORGAN STANLEY"), and each of the affiliates of both INT'L.com, Inc. ("INT'L.COM") and Harvard Translations, Inc. ("HT") listed on SCHEDULE B hereto (individually, an "INT'L.COM AFFILIATE" and collectively, the "INT'L.COM AFFILIATES").

         WHEREAS, the Company, the Prior Investors, CRL and Morgan Stanley entered into a Second Restated Registration Rights Agreement dated as of February 26, 1999 (the "PRIOR REGISTRATION RIGHTS AGREEMENT") in connection with the sale of notes and warrants to CRL and Morgan Stanley;

         WHEREAS, the Compa.ny and INT'L.com are entering into an Agreement and Plan of Reorganization (the "INT'L MERGER AGREEMENT") pursuant to which a wholly-owned subsidiary of the Company will be merged with and into INT'L.com and the Company and HT are also entering into an Agreement and Plan of Reorganization pursuant to which a wholly-owned subsidiary of the Company will be merged with and into HT (the "HT MERGER AGREEMENT," together with the INTL Merger Agreement, the "MERGER AGREEMENTS"); and

         WHEREAS, the Prior Investors, CRL and Morgan Stanley desire to terminate the Prior Registration Rights Agreement and enter into a Third Restated Registration Rights Agreement with the Company and the INT'L.com Affiliates, in order to induce the INT'L.com Affiliates to approve the INT'L Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" means, with respect to any Prior Investor, CRL, Morgan Stanley or the INT'L.com Affiliates, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act (as defined below).


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                  "COMMON STOCK" means the common stock, $.01 par value per
share, of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization.

                  "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  "REGISTRATION EXPENSES" means the expenses described in
Section 2.5.

                  "REGISTRABLE SHARES" means (i) the shares of Common Stock issued to the Prior Investors upon conversion of the shares of Series C Convertible Preferred Stock, $.01 par value per share, of the Company issued to the Prior Investors upon conversion of the shares of Series A Convertible Preferred Stock, $.01 par value per share, and Series D Nonvoting Convertible Preferred Stock, $.01 par value per share, issued to the Prior Investors in exchange for the shares of Series A Preferred of Lionbridge America held by such Prior Investors, (ii) any other shares of Common Stock of the Company issued in respect of the Series A Preferred (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), (iii) the shares of Common Stock issued to CRL and Morgan Stanley upon exercise of the Warrants,
(vi) the shares of Common Stock issued to the INT'L.com Affiliates under the terms of the Merger Agreements and (v) any other shares of Common Stock held by the Prior Investors; provided, that for all purposes of this Agreement, Registrable Shares shall not include shares of Common Stock which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) have been sold pursuant to Rule 144 under the Securities Act or (c) are eligible for sale under Rules 144(k), 145(d)(2) or 145(d)(3) under the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "SERIES A PREFERRED" shall mean the Series A Convertible Preferred Stock, $.01 par value per share, of the Company's wholly-owned subsidiary, Lionbridge America, Inc., a Delaware corporation formerly known as Lionbridge Technologies, Inc. ("LIONBRIDGE AMERICA").

                  "STOCKHOLDERS" means the Prior Investors, CRL, Morgan Stanley and the INT'L.com Affiliates.


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                  "WARRANTS" shall mean the Common Stock Purchase Warrants to purchase Common Stock issued to CRL pursuant to the First Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement dated as of February 26, 1999 and issued to Morgan Stanley pursuant to the Senior Subordinated Senior Note and Warrant Purchase Agreement dated March 9, 1999.

         2.       REGISTRATION RIGHTS.

                  2.1      SALE OR TRANSFER OF SHARES; LEGEND.

                           (a) The Registrable Shares shall not be sold or
transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (b) Each certificate representing the Registrable
Shares (other than Registrable Shares which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder) shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "ACT"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities laws is not required and (2) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required."

         The foregoing legend shall be removed from the certificates representing any Registrable Shares at the request of the holder thereof at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act.

                  2.2      REQUIRED REGISTRATIONS.

                           (a) If, at any time after the date two (2) years
after the purchase of the Series A Preferred (but in no event within six (6) months after the effective date of any prior Company registration statement), within 90 days following receipt by the Company of written notice from a Stockholder or Stockholders holding not less than forty percent (40%) of the then outstanding Registrable Shares, which written notice requests the Company to register at least twenty percent (20%) of the then outstanding Registrable Shares, or any lesser percentage, so long as the anticipated aggregate offering price for such shares exceeds $5,000,000, the Company shall use its best efforts to effect the registration of such Registrable Shares on Form S-1 or Form S-2 (or any successor forms) or other appropriate Registration Statement designated by such Stockholder or Stockholders holding a majority of the Registrable Shares to be included in the demand registration.

                           (b) At any time after the Company becomes eligible to
file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders may request the Company, in writing, to effect the registration (which may include a shelf or underwritten offering) on Form S-3 (or such successor form), of the Registrable Shares of such Stockholder or Stockholders, having an aggregate offering price of at least $1,000,000 (based on the then current public market price). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares which the Company has been requested to register.

                           (c) The Stockholders shall have the right to require
the Company to effect two demand registrations on Form S-1 or Form S-2 and an unlimited number of registrations on Form S-3 (or any successor forms) pursuant to this Section 2.2; however, a registration on Form S-1 or Form S-2 will not count for this purpose unless it becomes effective and holders are able to sell at least 50% of the Registrable Shares sought to be included in such registration. The Company shall not, however, register any additional shares of stock of the Company at the same time as a demand registration without the prior written consent of the holders of a majority of the Registrable Shares to be included in the demand registration.

                           (d) If at the time of any request to register
Registrable Shares pursuant to this Section 2.2, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 2.3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six (6) months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period.

                  2.3      INCIDENTAL REGISTRATION.

                           (a) Whenever the Company proposes to file a
Registration Statement, whether pursuant to Section 2.2 or otherwise, prior to such filing it shall give written notice to all Stockholders of its intention to do so, and upon the written request of a Stockholder or Stockholders given within 30 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall cause all Registrable Shares which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s).

                           (b) In connection with any offering under this
Section 2.3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the Stockholders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all Stockholders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares (or in any other proportion as agreed upon by such Stockholders) and if any such Stockholders would thus be entitled to include more shares than such Stockholders requested to be registered, the excess shall be allocated among such other requesting holders pro rata based on their ownership of Registrable Shares. No other securities requested to be included in a registration for the account of anyone other than the Company or the Stockholders shall be included in a registration unless all Registrable Shares requested to be included in such registration are also included.

                           (c) Holders of not less than fifty-one percent (51%)
of the Registrable Shares may waive the rights contained in this Section 2.3 on behalf of all holders of Registrable Shares.

                  2.4 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                           (a) file with the Commission a Registration Statement
with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                           (b) as expeditiously as possible prepare and file
with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days from the effective date;

                           (c) as expeditiously as possible furnish to each
selling Stockholder such reasonable numbers of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

                           (d) as expeditiously as possible use its best efforts
to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition of the Registrable Shares owned by the selling

Stockholder in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation in any jurisdiction.

         If the Company has delivered preliminary or final prospectuses to selling Stockholders and after having done so the prospectus has been or is required to be amended to comply with the requirements of the Securities Act, or the Commission has issued a stop order or other suspension of effectiveness of a registration statement, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and shall return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

                  2.5 ALLOCATION OF EXPENSES. The Company shall pay the Registration Expenses for (i) the demand registration on Form S-1 or Form S-2 (or any successor forms) and (ii) all demand registrations on Form S-3. If a registration on a Registration Statement other than Form S-3 (or any successor form) requested by the Stockholders pursuant to paragraph (a) of Section 2.2 is withdrawn at the request of the Stockholders requesting it (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders holding a majority of the Registrable Shares requested to be included in such registration elect not to have such registration counted as a registration requested under paragraph (a) of Section 2.2, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling Stockholders, out-of-pocket expenses of the Company and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares included in such registration.

                  2.6 INDEMNIFICATION. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law the Company shall indemnify and hold harmless each seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse each such seller, underwriter and controlling person for reasonable legal or any other expenses incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and such seller shall reimburse the Company for reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

         An underwriter shall not be entitled to indemnification pursuant to this subsection in the event that it fails to deliver to any selling Stockholder any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. Finally, no indemnification shall be provided pursuant to this subsection in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

         Each party entitled to indemnification under this Section 2.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  2.7 INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERINGS. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company and the Stockholders whose shares are being registered agree to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company and such Stockholders of the underwriters of such offering.

                  2.8 INFORMATION BY HOLDER. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

                  2.9 RULE 144 REQUIREMENTS. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                           (a) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

                           (b) file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) furnish to any holder of Registrable Shares upon
request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                  2.10 SELECTION OF UNDERWRITER. In the case of any registration effected pursuant to Section 2.2, the Company shall have the right to designate the managing underwriter, subject to the approval of the requesting Stockholders, which approval shall not be unreasonably withheld or delayed.

                  2.11 RESTRICTIONS ON OTHER AGREEMENTS. The Company will not enter into any agreement with any party which by its terms grants any right superior to those of the Prior Investors, CRL, Morgan Stanley and the INT'L.com Affiliates relating to the registration of the Company's Common Stock without the consent of the holders of not less than fifty-one percent (51%) of the Registrable Shares then outstanding.

                  2.12 TERMINATION. The provisions of this Section 2 shall terminate on the earlier to occur of (i) August 20, 2004; (ii) such time as a Prior Investor, CRL, Morgan Stanley or an INT'L.com Affiliate remains an "affiliate" of the Company pursuant to Rule 144 and can sell all of his remaining Registrable Shares under Rules 144 or 145 within any three (3) month period; or (iii) such time as a Prior Investor, CRL, Morgan Stanley or an INT'L.com Affiliate ceases to be an affiliate of the Company pursuant to Rule 144 and all of the Prior Investor's, CRL's, Morgan Stanley's or the INT'L.com Affiliate's Registrable Shares may be sold pursuant to Rules 144(k) or 145(d)(2) or (3).

                  2.13 "STAND-OFF" AGREEMENT. Subject to the provisions of Sections 2.2 and 2.3, each Stockholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; PROVIDED, that:

                           (a) such agreement shall only apply to the first
Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering; and

                           (b) all Stockholders holding not less than the number
of shares of Common Stock held by such Stockholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants (including the Warrants) or rights) and all officers and directors of the Company enter into similar agreements.

         3.       TRANSFERS OF CERTAIN RIGHTS.

                  3.1 PERMITTED TRANSFER. Subject to the provisions of Section
2.1 of this Agreement and the rights granted to each Stockholder pursuant to this Agreement may be transferred by such Stockholder to any person or entity
(a) who (i) acquires at least 20% of the Registrable Shares held by such Stockholder and (ii) holds, as a result of such acquisition, at least 10% of the outstanding Registrable Shares or (b) who acquires 100% of the Registrable Shares held by such Stockholder; PROVIDED, HOWEVER, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; and PROVIDED FURTHER, that no such transferee may further transfer such rights to any person or entity unless such person or entity is acquiring 100% of the aggregate number of Registrable Shares purchased or otherwise acquired by such transferee at the time such transferee obtained such rights from such Stockholder. In the event of a transfer of the rights by a Stockholder, such Stockholder shall continue to be entitled to such rights with respect to the Registrable Shares still held by such Stockholder, but shall not be entitled to transfer such rights to any person or entity unless such person or entity is acquiring 100% of the aggregate number of Registrable Shares then held by such Stockholder.

                  3.2 TRANSFEREES. Any transferee (other than a Stockholder who is a party to this Agreement) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon holders of Registrable Shares under this Agreement to the same extent as if such transferee were a party hereto.

                  3.3 AFFILIATES. Notwithstanding anything to the contrary herein, any Stockholder may transfer rights granted to it hereunder to any Affiliate of such Stockholder to whom Registrable Shares are transferred and who delivers to the Company a written instrument in accordance with Section 3.2 above and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such Affiliate shall be deemed a Stockholder and may only again transfer such rights to any other person or entity if such person or entity is acquiring 100% of the aggregate number of Registrable Shares purchased or otherwise acquired by such Affiliate at the time such Affiliate obtained such rights from the Stockholder in accordance with, and subject to, the provisions of this Section 3.

         4.       GENERAL.

                  4.1 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                  If to the Company:

                           Rory J. Cowan
                           President & Chief Executive Officer
                           950 Winter Street, Suite 2410
                           Waltham, Massachusetts 02451

(or at such other address as may have been furnished in writing to the Prior Investors, CRL, Morgan Stanley and the INT'L.com Affiliates by the Company)

                  with a copy to:

                           George W. Lloyd, Esq.
                           Kathy A. Fields, Esq.
                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, Massachusetts  02110

         If to a Prior Investor, CRL, Morgan Stanley or the INT'L.com Affiliates, at its address set forth beneath its signature to this Agreement (or at such other address as may have been furnished in writing to the Company by such Stockholder).

         Notices provided in accordance with this Section 4 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

                  4.2 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  4.3 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the Registrable Shares. No waivers of or exceptions to any term, condition or provision of this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                  4.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.5 CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

                  4.6 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

                  4.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         5. TERMINATION OF PRIOR REGISTRATION RIGHTS AGREEMENT. By their execution of this Agreement, the Company, the Prior Investors, CRL and Morgan Stanley who were parties to the Prior Registration Rights Agreement hereby terminate the Prior Registration Rights Agreement and the Company and the Prior Investors, CRL and Morgan Stanley who were parties to the Prior Registration Rights Agreement hereby enter into this Third Restated Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Restated Registration Rights Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

                          LIONBRIDGE TECHNOLOGIES, INC.

                          By:________________________________________
                             Rory J. Cowan
                             Chief Executive Officer & President

                          CAPITAL RESOURCE LENDERS III, L.P.

                          By: Capital Resource Partners III, L.C., its General Partner

                          By:  ______________________________________
                               Member

                          CRP INVESTMENT PARTNERS III, LLC

                          By:  ______________________________________
                               Member

                          GLOBAL PRIVATE EQUITY II LIMITED PARTNERSHIP
                          By: Advent International Limited Partnership, General Partner

                                      By:  Advent International Corporation,
                                           General Partner

                                           By:________________________________

                         GLOBAL PRIVATE EQUITY II LIMITED -
                         EUROPE LIMITED PARTNERSHIP

                         By:  Advent International Limited Partnership,
                                 General Partner

                              By:  Advent International Corporation,
                                   General Partner

                                   By:_________________________________

                         GLOBAL PRIVATE EQUITY II - PGGM LIMITED
                         PARTNERSHIP

                         By: Advent International Limited Partnership, General Partner

                              By:  Advent International Corporation,
                                   General Partner

                                   By:_________________________________

                         ADVENT EURO-ITALIAN DIRECT INVESTMENT
                         PROGRAM LIMITED PARTNERSHIP

                         By: Advent International Limited Partnership, General Partner

                              By:  Advent International Corporation,
                                   General Partner

                                   By:________________________________

                         ADVENT PARTNERS LIMITED PARTNERSHIP

                         By: Advent International Limited Partnership, General Partner

                              By:________________________________________

                          MORGAN STANLEY VENTURE CAPITAL
                          FUND II ANNEX, L.P.

                          By: Morgan Stanley Venture Partners II, L.P., its General Partner

                               By: Morgan Stanley Venture Capital II, Inc., Managing General Partner

                                    By:___________________________________
                                       Name:
                                       Title:
                                       c/o Morgan Stanley Venture
                                       Partners II, L.P.
                                       1221 Avenue of the Americas
                                       New York, NY 10020

                          MORGAN STANLEY VENTURE INVESTORS
                          ANNEX, L.P.

                          By: Morgan Stanley Venture Partners II, L.P., its General Partner

                                   By: Morgan Stanley Venture Capital II, Inc., Managing General Partner

                                        By:_______________________________
                                           Name:
                                           Title:
                                           c/o Morgan Stanley Venture
                                           Partners II, L.P.
                                           1221 Avenue of the Americas
                                           New York, NY 10020

                          ____________________________________________________
                          Rory J. Cowan
                          281 Fairhaven Road
                          Concord, MA  01742

                          ____________________________________________________
                          Milton Bordwin
                          87 Hillside Road
                          Newton, MA  02461

                          ____________________________________________________
                          Marilyn Brady
                          105 Lexington Road
                          Concord, MA  01742

                          ____________________________________________________
                          Barton L. Faber
                          4339 East Rose Lane
                          Paradise Valley, AZ  85238

                          ____________________________________________________
                          Jeffrey M. Fitzgerald
                          37 Wedgewood Drive
                          Hopkinton, MA  01748

                          FRANKENBERG FAMILY TRUST,
                          ROBERT J. FRANKENBERG TTE,
                          LINDA L. FRANKENBERG, TTE

                          ____________________________________________________
                          c/o Robert J. Frankenberg
                          701 East Sunburst Lane
                          Alpine, UT  84004

                          FLEET BANK, TRUSTEE FOR THE TH&T, LLP,
                          DEFERRED EARNINGS TRUST, F/B/O
                          GEORGE W. LLOYD

                          ____________________________________________________
                          c/o George W. Lloyd
                          Testa, Hurwitz & Thibeault, LLP
                          High Street Tower
                          125 High Street
                          Boston, MA  02110

                          ____________________________________________________
                          Stephen C. Morris
                          40 Coolidge Road
                          Concord, MA  01742

                          ____________________________________________________
                          IEA Private Investments Ltd
                          c/o China Access Ltd.
                          Attn:  Mr. Mark Pu
                          25th Floor Penthouse
                          Prince's Building, Central
                          Hong Kong, China

                          ____________________________________________________
                          Charles M. Sincerbeaux
                          15 Perry Lane
                          Weston, MA  02193

                          ____________________________________________________
                          Paul Kavanagh
                          c/o Archachon
                          Strathmore Road
                          Killiney, Co. Dublin, Ireland

                          ____________________________________________________
                          Kenneth Coleman
                          133 Shaw Road
                          Chestnut Hill, MA  02167

                          COWAN MANCHESTER TRUST DATED 9/22/94

                          By:_____________________________________________

                                Janet M. Smith, Trustee

                          c/o Rackemann, Sawyer & Brewster
                          One Financial Center
                          Boston, MA  02111

                          COWAN STREAM TRUST DATED 4/21/95

                          By:_____________________________________________

                                Janet M. Smith, Trustee

                          c/o Rackemann, Sawyer & Brewster
                          One Financial Center
                          Boston, MA  02111

                          CORNERSTONE EQUITY INVESTORS IV, LLC

                          By: _________________________________________________
                          Name:
                          Title:

                          c/o Michael E. Najjar
                          717 Fifth Avenue, Suite 1100
                          New York, NY  10022


                          DAKOTA/EGI, LLC

                          By:  Dakota Capital Partners, L.L.C.,
                               its Managing Member

                          By: _________________________________________________
                          Name:
                          Title:

                          c/o Jeffrey Wellek
                          225 West Washington Street, Suite 1600
                          Chicago, IL  60606


                          _____________________________________________________
                          Roger O. Jeanty
                          86 Hunting Lane
                          Sherborn, MA  01770


                          _____________________________________________________
                          Steven L. Fingerhood
                          87 Hillside Avenue
                          Mill Valley, CA  94941


                          _____________________________________________________
                          John Arcari

                          _____________________________________________________
                          Rod Dammeyer


                          _____________________________________________________
                          Jeffrey A. Wellek
                          c/o Dakota Capital Partners, L.L.C.
                          225 West Washington Street, Suite 1600
                          Chicago, IL  60606


                          _____________________________________________________
                          Mark S. Hauser
                          c/o DL Partners, L.P.
                          350 Park Avenue, 14th Floor
                          New York, NY  10022


                          _____________________________________________________
                          Alex McDonnell


                          _____________________________________________________
                          Dana J. O'Brien
                          c/o Cornerstone Equity Investors IV, L.P.
                          717 Fifth Avenue, Suite 1100
                          New York, NY  10022


                          _____________________________________________________
                          Michael Najjar
                          c/o Cornerstone Equity Investors IV, L.P.
                          717 Fifth Avenue, Suite 1100
                          New York, NY  10022


                          _____________________________________________________
                          Robert C. Sprung
                          7 Gerry Street
                          Cambridge, MA  02138

                          _____________________________________________________
                          Tracy Jeanty


                          _____________________________________________________
                          Stanford Fingerhood


                          DL PARTNERS, L.P.

                          By: _________________________________________________
                          Name:
                          Title:

                                                                      SCHEDULE A

                                 Prior Investors

Global Private Equity II Limited Partnership

Global Private Equity II Limited Partnership - Europe Limited Partnership

Global Private Equity II Limited Partnership - PGGM Limited Partnership

Advent Euro-Italian Direct Investment Program Limited Partnership

Advent Partners Limited Partnership

Morgan Stanley Venture Capital Fund II Annex, LP

Morgan Stanley Venture Capital Investors Annex, L.P.

Rory J. Cowan

Milton Bordwin

Marilyn Brady

Barton L. Faber

Jeffrey M. Fitzgerald

Frankenberg Family Trust, Robert J. Frankenberg TTE, Linda L. Frankenberg, TTE

Fleet Bank Trustee for the TH&T, LLP, Deferred Earnings Trust, F/B/O of George
W. Lloyd

Stephen C. Morris

IEA Private Investments Ltd.

Charles M. Sincerbeaux

Paul Kavanagh

Kenneth Coleman

Cowan Manchester Trust dated 9/22/94

Cowan Stream Trust dated 4/21/95

                                                                      SCHEDULE B

                              INT'L.com Affiliates

Cornerstone Equity Investors IV, L.P.

Dakota/EGI, LLC

Roger O. Jeanty

Steven L. Fingerhood

John Arcari

Rod Dammeyer

Jeffrey A. Wellek

Mark S. Hauser

Alex McDonnell

Dana J. O'Brien

Michael Najjar

Stanford Fingerhood

Tracy Jeanty

Mark S. Hauser

DL Partners, L.P.

Robert C. Sprung